Exhibit 99.1

News Release

[Varian Logo Appears Here]

Contacts:    Bob Halliday

Chief Financial Officer

978.282.7597

bob.halliday@vsea.com

or

Mary Wright

Director, Financial Communications

978.282.5859

mary.wright@vsea.com

Varian Semiconductor Equipment Associates Reports

Fiscal 2003 Fourth Quarter Results

GLOUCESTER, MA, October 30, 2003 – Varian Semiconductor Equipment Associates, Inc. (Nasdaq: VSEA) today announced results for its fiscal 2003 fourth quarter ended October 3, 2003.

Revenue for the fourth quarter of fiscal 2003 totaled $84.8 million, compared to revenue of $95.8 million for the same period a year ago. Shipments for the fourth quarter of fiscal 2003 were $80.0 million. The Company recorded net income of $1.0 million, or $0.03 per diluted share during the fourth quarter of fiscal 2003, compared to $1.4 million, or $0.04 per diluted share for the same period a year ago. Gross margin for the fourth quarter of fiscal 2003 was 44 percent, compared to 39 percent for the same period a year ago. Gross margin was favorably affected in the fourth quarter of fiscal 2003 by $1.5 million due to more efficient inventory management, including the sale of certain inventory for which the carrying value had been reduced in previous periods and the reduction of adverse inventory purchase commitments.

Cash and short-term investments totaled $350.5 million as of the end of the fiscal 2003 fourth quarter, reflecting an increase of $24.3 million during the quarter.

Richard A. Aurelio, Varian Semiconductor’s chairman and chief executive officer, said, “We are a leader in ion implant because of our platform of VIISta implanters. Recently, we introduced our next generation product, the VIISta 80HP, the only single-wafer high current tool on the market. With many leading chipmakers indicating their preference for single-wafer rather than batch processing at 300 mm advanced technology nodes, it is no surprise that the VIISta 80HP is having such rapid market acceptance.”

Robert J. Halliday, chief financial officer, provided forward guidance, “We currently expect revenue for the first quarter of fiscal 2004 to be between $83 and $93 million, and gross margin as a percentage of revenue is expected to be in the low to mid 40s. Earnings per share is expected to range between $0.00 and $0.08 per diluted share.”

Halliday also commented, “The growing demand for memory chips is expected to contribute to increased business activity starting in the first quarter of fiscal 2004.”

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VSEA Announces FY 2003 Q4 Results	Page 2	October 30, 2003

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:00 p.m. eastern time today to discuss the Company’s operating results and outlook. Access to the call is available through the investor relations page on the Company’s website at www.vsea.com. Should the Company refer to any measures not prepared in accordance with generally accepted accounting principles during the call, a reconciliation to the most directly comparable GAAP measures will be made available on the Company’s website, under the heading GAAP to Pro forma Reconciliation. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor

Varian Semiconductor Equipment Associates, Inc. is a leading producer of ion implantation equipment used in the manufacture of semiconductors. The Company is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in the Company’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, the Company’s guidance for first quarter fiscal 2004 revenue, gross margin and earnings per share, market share, market acceptance, business activity, competitive position, productivity advantages, investment in research and development, and technological improvements and benefits, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; the Company’s dependence on a small number of customers; the Company’s ability to manage factory operations and efficiently use resources; fluctuations in the Company’s quarterly operating results; the Company’s transition to new products; uncertain protection of the Company’s patent and other proprietary rights; concentration in the Company’s customer base and lengthy sales cycles; the Company’s reliance on a limited group of suppliers; potential environmental liabilities; the Company’s dependence on certain key personnel; the Company’s limited operating history; and the risk of substantial indemnification obligations under the agreements governing the spin-off of the Company from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and in other reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces FY 2003 Q4 Results	Page 3	October 30, 2003

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended		Fiscal Year Ended
	Oct. 3, 2003	Sept. 27, 2002	Oct. 3, 2003	Sept. 27, 2002
Revenue
Product	$65,887	$76,695	$284,939	$233,535
Service	17,296	17,238	69,187	66,081
Royalty	1,659	1,859	8,375	35,831

Total revenue	84,842	95,792	362,501	335,447
Cost of revenue	47,208	58,094	211,142	196,270

Gross profit	37,634	37,698	151,359	139,177

Operating expenses
Research and development	16,889	13,843	60,512	51,840
Marketing, general and administrative	19,928	19,901	76,919	79,352
Restructuring	139	3,205	1,435	5,405

Total operating expenses	36,956	36,949	138,866	136,597

Operating income	678	749	12,493	2,580
Interest income, net	905	1,312	4,037	5,717
Other (expense)income, net	(35)	—	(436)	5,149

Income before income taxes	1,548	2,061	16,094	13,446
Provision for income taxes	510	680	5,310	4,437

Net income	$1,038	$1,381	$10,784	$9,009

Weighted average shares outstanding – basic	34,592	33,771	34,219	33,185
Weighted average shares outstanding – diluted	35,882	34,689	35,176	34,799
Net income per share – basic	$0.03	$0.04	$0.32	$0.27
Net income per share – diluted	$0.03	$0.04	$0.31	$0.26

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VSEA Announces FY 2003 Q4 Results	Page 4	October 30, 2003

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Oct. 3, 2003	Sept. 27, 2002
ASSETS
Current assets
Cash and cash equivalents	$310,481	$307,840
Short-term investments	40,021	—
Accounts receivable, net	63,048	85,385
Inventories, net	59,228	81,779
Deferred income taxes	28,486	42,311
Other current assets	19,906	9,938

Total current assets	521,170	527,253
Property, plant and equipment, net	47,013	46,718
Other assets	15,351	15,534

Total assets	$583,534	$589,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable and other short-term borrowings	$5,805	$5,779
Accounts payable	22,530	21,398
Accrued expenses	36,086	48,560
Product warranty	7,684	8,656
Deferred revenue	23,392	60,269

Total current liabilities	95,497	144,662
Long-term accrued expenses	5,198	5,674
Deferred income taxes	4,321	2,933
Long-term debt	4,551	—

Total liabilities	109,567	153,269

Stockholders’ equity
Common stock	350	338
Capital in excess of par value	290,443	263,470
Retained earnings	183,212	172,428
Other comprehensive loss	(38)	—

Total stockholders’ equity	473,967	436,236

Total liabilities and stockholders’ equity	$583,534	$589,505

Backlog	$101,000	$143,000

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